EXHIBIT 4.2
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                            STOCK PURCHASE AGREEMENT


           THIS STOCK PURCHASE AGREEMENT is made as of the ___ day of August, 2001, by and between Able Laboratories, Inc. (the "Company"), a corporation organized under the laws of Delaware with its principal offices at 200 Highland Avenue, Suite 301, Needham, MA 02494, and each of the persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT B (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

           IN CONSIDERATION of the mutual covenants contained in this Agreement, the parties agree as follows:

           SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance to the Purchasers of the number of shares (the "Shares") of Series Q Convertible Preferred Stock $.01 par value per share (the "Series Q Stock"), of the Company set forth on the signature page hereof. The Series Q Stock shall have the rights, preferences, privileges, and restrictions set forth in the Certificate of Designation, Preferences, and Rights of Series Q Stock in the form attached hereto as EXHIBIT A (the "Designation").

           SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will issue and sell the Shares to each Purchaser, severally and not jointly, and each Purchaser will buy the number of Shares from the Company set forth opposite such Purchasers name on EXHIBIT B, upon the terms and conditions hereinafter set forth, at the purchase price set forth on EXHIBIT B.

           SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur simultaneously with the execution hereof (the "Closing Date"). At the Closing, the Company will issue to each Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by each Purchaser in writing, representing the Shares. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as APPENDIX I. The Company's obligation to complete the purchase and sale of the Shares being purchased hereunder and deliver such stock certificates to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of (i) same-day funds in the full amount of the purchase price for the Shares being purchased hereunder, (ii) promissory notes previously issued by the Company in the amounts set forth on Schedule 3, for cancellation as payment of the purchase price for the shares being purchased hereunder, (iii) a cash advance or accruals for services rendered to the Company as set forth on
Schedule 3, or (iv) any combination of such methods of payment; and (b) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to or at the Closing. The Purchasers' obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the
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representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

           SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

           4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Company is duly qualified to do business as a foreign corporation and is good standing in each other jurisdiction in which qualification is required, except where the failure to be so qualified will not have a Material Adverse Effect, as defined in Section 4.4.

           4.2 Authorized Capital Stock. Immediately prior to the Closing, the authorized capital stock of the Company consists of:

                      (i) 225,000,000 shares of Common Stock, $.01 par value per share, (the "Common Stock") of which 127,977,653 shares are issued and outstanding at the close of business on August 7, 2001; and

                      (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share. Each series of Preferred Stock designated by the Board of Directors is listed on Schedule 4.2 hereto.

All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding immediately prior to the Closing, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of Common Stock, or securities or rights convertible or exchangeable for shares of Common Stock, are as set forth on Schedule 4.2 hereto. Except as set forth on Schedule 4.2, no Common Stock nor any subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is outstanding on the Closing Date. The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No holder of Common Stock is entitled to preemptive or similar rights.

           4.3. Issuance, Sale and Delivery of the Shares. The Shares being purchased hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens or encumbrances created or imposed upon the Purchasers. The shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") have been duly and validly reserved for issuance upon conversion of the Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and will be free of any liens or encumbrances or rights of first refusal other than liens or encumbrances created by or imposed upon the Purchasers. Except as listed on
Schedule 4.3, no preemptive rights or similar rights of any stockholder of the

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Company or any of its subsidiaries to subscribe for or purchase exist with respect to the issuance and sale of the Shares or the issuance and delivery of the Conversion Shares by the Company pursuant to this Agreement. Except as contemplated by Section 7.5 of this Agreement, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein or for the issuance and delivery of the Conversion Shares. The Company's issuance of the Shares and the Conversion Shares shall be in compliance with all applicable federal and state securities laws.

           4.4. Due Execution, Delivery and Performance of the Agreements. The Company has full corporate power and authority to own and operate its properties and assets, to enter into this Agreement and the Registration Rights Agreement in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement" and, together with this Agreement and the Designation, the "Transaction Documents"), to issue and sell the Shares and the Conversion Shares, and perform the transactions contemplated by this Agreement and the Registration Rights Agreement. The Transaction Documents have been duly authorized, and at the Closing the Transaction Documents will have been duly executed and delivered by the Company. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions therein contemplated will not violate any provision of the Certificate of Incorporation or by-laws of the Company.

           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions therein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for compliance with all federal and state securities laws applicable to the offering and sale of the Shares.

           Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, the Transaction Documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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           4.5 Good Standing of Subsidiaries. Each of the Company's subsidiaries
(i) is listed on Schedule 4.5, (ii) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation, (iii) has corporate power and authority to own, lease and operate its properties and to conduct its business as conducted and as proposed to be conducted, and (iv) is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified will not have a Material Adverse Effect.
All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is duly paid and nonassessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of each such subsidiary was issued in violation of any preemptive or similar rights of any third party.

           4.6 No Defaults. The Company is not in violation of or default under any provision of its Certificate of Incorporation or bylaws, or other organizational documents. Except as disclosed in the Information Documents (as that term is defined in Section 4.17 below), neither the Company nor any of its subsidiaries, and to the best of the Company's knowledge, no other party thereto, is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries, or any of their properties are bound; and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default as defined in such documents on the part of the Company or any of its subsidiaries, except for such breaches and defaults that individually or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any judgment, order, or decree by which the Company, any of its subsidiaries, or their properties is bound. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, or regulation of any governmental authority, except for such violations that individually or in the aggregate would not have a Material Adverse Effect.

           4.7 No Actions. Except as disclosed in the Information Documents, there are no legal or governmental actions, suits or proceedings, or investigation pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be subject (except for litigation that individually or in the aggregate would not have a Material Adverse Effect); and no material labor problem or labor disturbance by the employees of the Company or any of its subsidiaries exists, or, to the best of the Company's knowledge, is imminent. Except for the "Stipulated Order Amending Agreed Order Of Permanent Injunction" entered in the matter captioned United States v. Able Laboratories, Inc., Civ. Action No. 91-4916 (D.N.J.), neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

           4.8 Properties. The Company and each of its subsidiaries has, as of the applicable dates referred to therein, good and marketable title to all the properties and assets reflected as owned by it in the financial statements included in the Information Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements or listed in Schedule 4.8, or (ii) those that are not

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material in amount and do not adversely affect the use made and currently proposed to be made of such property by the Company or such subsidiary. The Company and its subsidiaries hold their leased properties under valid and binding leases. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted. Neither the Company nor any of its subsidiaries own any real property. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting, and enforceable leases of which the Company and its subsidiaries are in compliance.

           4.9 No Material Change. Since December 31, 2000, except as disclosed in the Information Documents: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect or contingent, or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its Common Stock, and the Company and each of its subsidiaries is not in default in the payment of principal or interest on any outstanding debt obligations, if any; (iv) there has not been any material change in the indebtedness material to the Company or any of its subsidiaries, other than the promissory notes issued by the Company that are being cancelled pursuant to this Agreement or other than in the ordinary course of business; and (v) there has not been a Material Adverse Effect in the condition (financial or otherwise), properties, business or results of operations of the Company or any of its subsidiaries.

           4.10    Intellectual Property.

                   (a) The Company and its subsidiaries own or have the right to use all Intellectual Property Rights (as defined below) used by the Company and its subsidiaries for the conduct of their respective businesses, which Intellectual Property Rights are the only Intellectual Property Rights necessary or required for the conduct of their respective businesses as they are currently being conducted.

                   (b) Neither the Company nor any of its subsidiaries is in default of its obligations to pay royalties or other amounts to other persons by reason of the ownership or use of any Intellectual Property Rights used by the Company and its subsidiaries for the conduct of their respective businesses.

                   (c) No Intellectual Property Right owned by the Company or any of its subsidiaries violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another. To the best of the Company's knowledge, no Intellectual Property Right, product or service marketed, sold or licensed (as licensor or as licensee) by the Company or any of its subsidiaries, violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another, nor has the Company or any of its subsidiaries received any notice that any of the Intellectual Property Rights used by the Company or any of its subsidiaries for the conduct of their respective businesses, conflicts or will conflict with the rights of others.

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                   (d) There are no claims pending or, to the best of the
Company's knowledge, threatened with respect to any Intellectual Property Rights necessary or required for the conduct of the business of the Company or any of its subsidiaries as currently conducted, nor, to the best of the Company's knowledge, does there exist any basis therefor.

As used herein, the term "Intellectual Property Rights" means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, licenses, proprietary processes and formulae and applications for patents, trademarks, service marks and copyrights.

           4.11 Compliance. The Company and each of its subsidiaries is in possession of all permits, licenses, and other authorizations material to the conduct of its business as currently conducted or as proposed to be conducted. The Company has not been advised, and has no reason to believe, that the Company or any of its subsidiaries is not conducting business in compliance with all licenses, permits, and other authorizations material to the conduct of their business and with all applicable laws, rules, and regulations of the jurisdictions in which it is conducting business, except where failure to be in compliance would not have a Material Adverse Effect.

           4.12 Taxes. The Company and each of its subsidiaries has filed all federal, state, county and local tax returns, required to be filed by it, and the Company and each of its subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges that have become due or payable, including, without limitation, all taxes that the Company or such subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties. The Company and its subsidiaries have established adequate reserves for all taxes accrued but not yet payable. No audit, action, suit, proceeding, claim, examination, deficiency, or assessment is currently pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by a Federal, state, county, or local taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

           4.13 Investment Company. The Company is not regulated or required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           4.14 Integration, etc. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Act.
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           4.15    Insurance.  The Company maintains the insurance policies
summarized on Schedule 4.15. To the knowledge of the Company, all such insurance policies are in full force and effect.

           4.16 Reporting Company; Listed Securities. The Company has filed all reports and statements required to be filed by Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the two years preceding the Closing Date on a timely basis and has been subject to such filing requirements for such two year period. The Company's Common Stock is quoted on the OTC Bulletin Board Market and is listed for trading on the Boston Stock Exchange. As of the Closing Date, the Company meets all the requirements for continued listing on the OTC Bulletin Board Market and the Boston Stock Exchange, and to the best of the Company's knowledge, there is no stop order suspending the trading of the Common Stock on the OTC Bulletin Board Market or the Boston Stock Exchange or any information that would result in the Common Shares being delisted from the OTC Bulletin Board Market or the Boston Stock Exchange. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the Information Documents as required under the Exchange Act.

           4.17 Additional Information. A true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Commission under the Securities Act and the Exchange Act during the twelve (12) months preceding the Closing Date (as such documents have since the time of their filing been amended together with all documents incorporated by reference therein or attached as exhibits thereto, the "Information Documents"), which include all the documents (other than preliminary material) that the Company was required to file with the Commission under the Exchange Act since such date, has been made available to the Purchasers. As of their respective dates, each Information Document and any forms, reports and other documents filed by the Company during the period commencing on the date of this Agreement and ending on the last date on which the Company is required to maintain the effectiveness of the registration statement referred to in the Registration Rights Agreement (the "Registration Statement"), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Information Documents or such other forms, reports or other documents, and no Information Document contained, or will contain at the time it was or is filed, any untrue statement of a material fact or omitted, or will omit at the time they are filed, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements, together with the related notes, of the Company included in the Information Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the rules and regulations of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) in all material respects the financial position of the Company and its consolidated subsidiaries as at the dates thereof and their consolidated results of operations and cash flows for the periods then ended. There were no material liabilities, direct or indirect, fixed or contingent, of

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the Company and its consolidated subsidiaries as of the respective dates of such financial statements that generally accepted accounting principles would require to be reflected therein that are not reflected therein or in the notes thereto. Since March 31, 2001, except as disclosed in the Information Documents (i) there has been no material change in the consolidated condition, financial or otherwise, or operations of the Company and its consolidated subsidiaries, (ii) except as set forth in Schedule 4.17 neither the Company nor any of its consolidated subsidiaries has incurred any indebtedness for money borrowed or any material liability, contingent or otherwise, except in the ordinary course of business or entered into any material commitment or other transaction not in the ordinary course of business, (iii) there has been no event, occurrence, or development that has resulted or that could result in a Material Adverse Effect,
(iv) the Company has not declared or made any payment or distribution of cash or other property to its stockholders, officers, or directors (other than in compliance with existing compensation agreements or stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock, and (v) the Company has not altered its method of accounting.

           4.18 Legal Opinion. At the Closing, the Company will cause Foley, Hoag & Eliot LLP, counsel to the Company, to deliver a legal opinion to the Purchasers as to the matters set forth in EXHIBIT D hereto.

           4.19 Outstanding Registration Rights. Except as described in Schedule 4.19, the Company is not a party to any contract or agreement pursuant to which any other party or parties thereto have the right to require the Company (on a best efforts basis or otherwise) (i) to register securities of the Company under the Securities Act for sale by or on behalf of such party or parties or (ii) to notify such party or parties of the Company's intention to file a registration statement under the Securities Act and at the request of such party or parties to include therein securities of the Company for sale by or on behalf of such party or parties.

           4.20 Environmental and Safety Laws. To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

           4.21 Other Adverse Facts, etc. To the best of the Company's knowledge, there are no existing facts or circumstances that materially and adversely affect, or (insofar as the Company can now reasonably foresee) in the future may materially and adversely affect, the business, results of operations, or condition, financial or otherwise, of the Company and its consolidated subsidiaries that are not disclosed in the Information Documents or in this Agreement or any exhibit or schedule hereto, or which are required to be disclosed by the Company in an Information Document.

           SECTION 5.  Representations, Warranties and Covenants of the
Purchaser.

           5.1 Each Purchaser, individually and not jointly, represents and warrants to, and covenants with, the Company that: (i) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision

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like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state regulatory authority; (iii) it is acquiring the number of Shares set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;
(iv) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, rules and regulations promulgated under the Securities Act and any applicable state securities or blue sky laws; (v) it has completed or caused to be completed the Stock Certificate Questionnaire, attached hereto as APPENDIX I and will at the Company's request the Registration Statement Questionnaire complete or cause to be completed the Registration Statement Questionnaire attached hereto as APPENDIX II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) it has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) it has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and
(viii) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

           5.2 Each Purchaser, individually and not jointly, hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

           5.3 Each Purchaser, individually and not jointly, further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement,
(ii) the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) no consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body that has not been obtained is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

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           5.4 Each Purchaser, individually and not jointly, recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser's investment.

           5.5 Each Purchaser, individually and not jointly, represents and warrants that all of the information provided to the Company or its agents or representatives concerning such Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true, and correct as of the date hereof, and understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

           5.6 Each Purchaser, individually and not jointly, represents and warrants that the address set forth in the signature page hereto is such Purchaser's true and correct domicile.

           5.7 Each Purchaser, individually and not jointly, covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

           5.8 Each Purchaser, individually and not jointly, understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with a legend in substantially the form set forth below as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

           SECTION 6.Survival of Representatives and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein and in any certificates or documents delivered pursuant hereto or in connection therewith shall survive following the delivery to the Purchasers of the Shares being purchased and the payment therefor.

           SECTION 7.  Covenants.

           7.1. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company will comply with all applicable laws and regulations, decrees, orders, judgements, licenses, and permits ("Applicable Laws"), except where non-compliance with such Applicable Laws would not have a Material Adverse Effect.

           7.2. Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares. The number of shares so reserved shall be increased or decreased to reflect adjustments in the number of Conversion Shares issuable upon conversion of the Shares.

           7.3. Exchange Act Registration. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act, until the date which is two years from the Closing Date.

           7.4. Listing of Common Stock. The Company shall prepare and file with the Boston Stock Exchange an additional shares listing application covering a reasonable estimate of the Conversion Shares issuable upon conversion of the Shares and take all steps necessary to cause such shares to be approved for listing as soon as practicable thereafter. In addition, if at any time the number of Conversion Shares issuable upon conversion of the Shares is greater than the number of shares of Common Stock theretofore listed on the Boston Stock Exchange, the Company shall promptly take such action to file an additional shares listing application covering such additional number of shares of Common Stock.

           7.5. Increase in Authorized Shares. As such time as the Company would be, if all outstanding Shares were immediately converted, precluded from honoring the conversion of the Shares in full due to the unavailability of a sufficient number of shares of authorized but unissued Common Stock, the Board of Directors of the Company shall promptly (an in any case within 90 days from such date) hold a stockholders meeting at which the stockholders would vote to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options, and convertible securities (other than the Shares) and on account of all shares reserved under any stock option, stock purchase, or similar plan, and (iii) such number of Conversion Shares as would then be issuable upon conversion of all outstanding Shares. The Board of Directors of the Company shall recommend, and shall otherwise use its best efforts to promptly obtain, stockholder approval of such amendment, and the Company shall use its best efforts to cause Company management to vote shares of Common Stock held by management in favor of such amendment. During any period in which the Company does not have a sufficient number of shares of authorized but unissued Common Stock available to convert all outstanding Shares, the Directors of the Company agree not to convert any Shares or exercise any stock options to purchase shares of Common Stock.

           7.6. Distribution Operations. Unless the holders of a majority of the Shares agree to the contrary, within 90 days from the date of this Agreement the Company will relocate its distribution operations to its facility in South Plainfield, New Jersey, or such other location mutually agreed to by the Company and a majority of the holders of the outstanding shares of Series Q Stock.

           7.7. Stock Option Pool. Without the prior consent of the holders of a majority of the Shares, for as long as at least 25% of the shares of Series Q Stock issue pursuant to this Agreement are outstanding the Company will not increase the stock option pool for employees by more than 5,000,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalization, and similar events).

           7.8. Observer Rights. So long as Corporate Opportunities Funds, L.P. and the Corporate Opportunities Fund (Institutional), L.P. ("Corporate Opportunities Funds") own 50% or more of the number of Shares originally purchased by them at the Closing, the Company shall allow one representative of Corporate Opportunities Funds to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes consents and other materials, financial or otherwise, that the Company provides to its Board of Directors, PROVIDED, THAT any such representative agrees to leave all or any portion of a meeting of the Board of Directors in the event that, in the reasonable good faith believe of the Board of Directors, allowing such representative to remain in the meeting would result in a waiver of the attorney-client privilege. The failure to provide the observer rights in this
Section 7 shall not affect the validity of any action taken by the Board.

           7.9. Use of Proceeds. The Company will apply all of the proceeds (net of costs directly related to the preparation and negotiation of this Agreement and the offering and sale of the Shares) derived from the sale of the Shares to redeem indebtedness and for general working capital purposes.

           7.10. Taxes. The Company will promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed on it or upon its income or profits, or upon any of its properties, real or personal, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof, except where the failure to do so would not have a Material Adverse Effect; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim prior to institution of foreclosure proceedings if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company to be adequate with respect to such tax, assessment, charge, levy, or claim.

           7.11. Insurance. The Company will maintain liability, property damage, and insurance on its insurable property against fire and other hazards with responsible insurance carriers in the relative proportionate amounts consistent with the Company's past practice and usually carried by reasonable and prudent companies conducting businesses similar to that of the Company except where the failure to do so would not have a Material Adverse Effect.

           7.12. Financial Statements and Compliance Certificates. The Company will keep true books of record and account in which full, true, and correct entries in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities. For a period of three years after the Closing Date, or until such earlier date on which no Shares issued and outstanding as of the Closing remain issued and outstanding, the Company immediately upon public filing shall furnish, by email, facsimile or overnight mail, to each holder of Shares:

                     (i) commencing with the fiscal quarter ending September 30, 2001, a consolidated balance sheet of the Company as of the end of such quarter and consolidated statements of operations and cash flows of the Company for such quarter and for the expired portion of the then current fiscal year, setting forth comparable figures for the same quarter and expired portion of the previous fiscal year, and prepared and certified by the chief financial or accounting officer of the Company, subject to year-end audit adjustment;

                     (ii) a balance sheet of the Company as of the end of such fiscal year and consolidated statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, setting forth comparable figures for the previous fiscal year, all reported upon, and certified, by independent certified public accountants of nationally recognized standing;

                     (iii) with each financial statement required to be delivered pursuant to the provisions of paragraph (ii) above, a certificate of the chief financial or accounting officer of the Company stating that to the best of his knowledge there does not exist any Event of Default or any condition or event which after notice or lapse of time, or both, would constitute an Event of Default, or specifying the nature and period of existence of each such Event of Default, condition or event and the action the Company is taking or proposes to take with respect thereto; and

                     (iv) copies of all financial statements and reports sent by the Company to its shareholders and of all regular and periodic reports, if any, filed by it with the Commission pursuant to any statute, rule, or regulation administered by the Commission.

           7.13. Rule 144. As long as the Purchasers own Shares or Conversion Shares, (i) the Company agrees to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the SEC thereunder), (ii) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares and the Conversion Shares under Rule 144, and (iii) the Company will take such further action as any holder of Shares or Conversion Shares may reasonably request, all to the extent required from time to time to enable such Purchaser to sell Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a Purchaser to sell Conversion Shares under Rule 144 upon receipt of appropriate documentation relating to such sale. Upon the request of any Purchaser, the Company shall deliver to such person a written certification of a duly authorized officer as to whether it has complied with the foregoing requirements.

           SECTION 8. Registration and Transfer of Shares. The Company agrees to maintain an office (or to appoint an agent having an office) in Needham, Massachusetts, or such other city as the Company may designate by notice in writing to holders of Shares, at which Shares may be surrendered for transfer and reissuance, for exchange, replacement, conversion, or cancellation. The Company shall keep or cause to be kept, at the office or agency so maintained, a register or registers in which the Company or its agent shall register the names and addresses of the holders of the Shares and shall transfer registered Shares in accordance with this Agreement. Upon surrender for transfer of any registered Shares duly assigned by the registered holder (or its duly authorized attorney) to the transferee(s) thereof, and subject to satisfaction of the requirements set forth in Section 5.8 hereof if the sale of such Shares is not registered under the Securities Act, the Company shall execute and deliver a new registered certificate for the Shares. No service charge shall be assessed for any transfer, registration, reissuance, exchange, or conversion hereunder.

           SECTION 9. Substitution of Share Certificates. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any certificate for Shares, and of indemnity satisfactory to it (which, in the case of any original purchaser of the Shares, shall be a contractual obligation of such purchaser) and upon surrender, at the office or agency maintained in accordance with Section 8 hereof, and cancellation of any certificate, if mutilated, the Company will execute and deliver a new certificate of like tenor, in lieu of such certificate.

           SECTION 10. Event of Default. The occurrence and continuation of any one or more of the following events shall constitute an "Event of Default" hereunder: default shall be made in the due performance or observance of any material covenant, agreement, or provision herein to be performed or observed by the Company or a breach shall exist in any material representation or warranty herein contained, and such default or breach is material and shall have continued unabated for a period of 90 days after written notice thereof to the Company from any holder or holders of Shares aggregating not less than 25% of the aggregate number of the Shares then outstanding.

           SECTION 11. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the reasonable out-of-pocket expenses (including fees of counsel) of Corporate Opportunities Funds in connection with such transactions up to a maximum of $20,000.

           SECTION 12. Broker's Fee. The Purchasers acknowledge that the Company intends to pay to Phoenix Capital a fee in respect of the sale of the Shares to the Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation from the other party in connection with the sale of Shares to the Purchasers.

           SECTION 13. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                       if to the Company, to:

                       Able Laboratories, Inc.
                       200 Highland Avenue, Suite 301
                       Needham, MA  02494
                       Attn:  President

                       with a copy to:

                       Foley, Hoag & Eliot LLP
                       One Post Office Square
                       Boston, MA  02109
                       Attn:  David A. Broadwin, Esq.

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

if to the Purchasers, at the address as set forth on EXHIBIT B, or at such other address or addresses as may have been furnished to the Company in writing.

Notices provided in accordance with this Section 13 shall be deemed delivered
(i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this Section 13 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in The Commonwealth of Massachusetts.

           SECTION 14. Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority of the Shares then outstanding (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public). The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived only with the written consent of the holders of a majority of the Shares

(treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

           SECTION 15. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchasers. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Shares aggregating not less than a majority of the number of the Shares at the time outstanding their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such holders of record who did not execute the same; provided, however, that without the consent in writing of all holders of the Shares purchased pursuant to this Agreement, no such consent shall reduce the percentage of the number of the Shares the consent of the holders of which shall be required under this Section 15.

           SECTION 16. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

           SECTION 17. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

           SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provisions thereof.

           SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

           SECTION 20. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The Company and each of the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of the obligations under the Transaction Documents and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

           SECTION 21. Confidentiality. Each Purchaser covenants and agrees to use, and to use its best efforts to ensure that its authorized representatives shall use, the same degree of care with the Company's "confidential information" as such Purchaser uses to protect its own financial, confidential and proprietary information. For purposes hereof, "confidential information" includes all financial, confidential and proprietary information which is provided to such Purchaser under this agreement or is otherwise provided to such Purchaser and identified by the Company in writing to such Purchaser as being of a confidential nature, but shall not include any information which (i) was available to or in possession of such Purchaser or any employees thereof or any beneficial owner of a partnership interest in such Purchaser (collectively referred to herein as "Permitted Recipients") prior to the time of disclosure to such Purchaser by the Company or its representatives, (ii) is or becomes generally available to the public other than as a result of a disclosure by any of such Permitted Recipients, or (iii) is or becomes available to such Permitted Recipients on a nonconfidential basis by a third party which is not bound by a confidentiality agreement with the Company. Notwithstanding the preceding sentence, a Purchaser may (a) disclose such confidential information when required by law or governmental order or regulation or when required by a subpoena or other process, provided that such Purchaser shall use reasonable efforts to give the Company prior written notice thereof with sufficient time to seek a protective order or confidential treatment; (b) disclose such confidential information to the extent necessary to enforce this Agreement; and
(c) disclose such confidential information to its attorneys, accountants, consultants and other professionals, partners, members and affiliates to the extent necessary to obtain their services in connection with its investment in the Company, provided that the requirements of this Section 10.14 shall in turn be binding on any such attorney, accountant consultant, other professional, partner, member or affiliate.

           SECTION 22. Entire Agreement. This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives shown below:

                                               ABLE LABORATORIES, INC.

                                               By:_____________________________
                                               Name: __________________________
                                               Title:  ________________________

                                    EXHIBIT A
      CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF SERIES Q STOCK

                                    EXHIBIT B

                             SCHEDULE OF PURCHASERS

                                    EXHIBIT C



                     [insert Registration Rights Agreement]

                                    EXHIBIT D

The Company's legal counsel (as indicated) shall deliver to the Purchasers a legal opinion as of the closing date to the effect that:

(i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; the Company has all requisite corporate power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Information Documents.

(ii) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, and to issue the Shares and upon conversion of the Shares, to issue the Conversion Shares. The execution and delivery of the Transaction Documents, and the execution, issuance and delivery of the Shares and the Conversion Shares by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with it respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(iii) The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Shares and the Conversion Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or
         (ii) result in a violation of any U.S. federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(iv) The issuance of the Shares and the Conversion Shares in accordance with the Agreement will be exempt from registration under the Securities Act of 1933. When so issued, subject to sufficient reserved authorized shares of Common Stock, the Shares and the Conversion Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is party.

(v) The authorized capital stock of the Company consists of 225,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

(vi) No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as may be required by Regulation D promulgated by the Securities and Exchange Commission or state securities or "blue sky" laws.

                                   APPENDIX I


                             ABLE LABORATORIES, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

         -----------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

         -----------------------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:

         -----------------------------------
         -----------------------------------
         -----------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

         -----------------------------------

                                   APPENDIX II


                                                       ABLE LABORATORIES, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE

           In connection with the preparation of the Registration Statement, please provide us with the following information:

           1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's address and name exactly as it should appear in the Registration Statement:

                     -----------------------------------
                     -----------------------------------
                     -----------------------------------

           2. Please provide the number of Shares of Common Stock that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those Shares of Common Stock purchased by you or your organization through other transactions:

                     -----------------------------------
                     -----------------------------------
                     -----------------------------------

           3. Have you or your organization had any position, office or other material relationship within the past three (3) years with the Company or its affiliates? Please circle the correct answer.

                     Yes                  No

           If yes, please indicate the nature of any such relationships below:

                     -----------------------------------
                     -----------------------------------
                     -----------------------------------

           4. Does the plan of distribution in the draft form of Registration Statement provided to you reflect your current plan of distribution?

                     Yes                  No

           If no, please attach a copy of your current plan of distribution.